Exhibit 99.1

Blockbuster Reports Preliminary Fourth Quarter and Fiscal-Year 2008

Operating Information

Achieves Fourth Consecutive Quarter of Positive Domestic Same-Store Sales

Experiences Strength in Retail Games, Game Merchandise and Consumer Electronics

Exceeded Full-Year 2008 Adjusted EBITDA Guidance

DALLAS, March 5, 2009 – Blockbuster Inc. (NYSE: BBI, BBI.B), a leading global provider of media entertainment, today announced preliminary operating information for the fourth quarter and fiscal year ended January 4, 2009.

Domestic same-store sales increased 4.4 percent in the fourth quarter of 2008, representing a 5.3 percent increase when compared to a decline of 0.9 percent in the same period in 2007. The increase in same-store sales was comprised of a 2.6 percent decrease in domestic same-store rental comparables and a 36.5 percent increase in domestic same-store retail comparables, which was largely driven by increased sales of games, game merchandise and consumer electronics.

For the full year of 2008, Blockbuster achieved a 6.4 percent increase in domestic same-store sales, compared to a decrease of 6.9 percent in 2007. The 2008 domestic same-store comparables included a 1.2 percent increase in domestic same-store rental comparables and a 37.4 percent increase in domestic same-store retail comparables.

“In 2008 we executed on our key initiatives to grow the core rental business, enhanced our retail offering and developed digital delivery channels. As a result, adjusted EBITDA exceeded our guidance range of $300 million to $315 million,” stated Jim Keyes, Chairman and CEO of Blockbuster. “With respect to our financing initiatives, we continue to work diligently to resolve the August 2009 debt maturities, aggressively reduce costs and maximize the company’s strong cash flow generation. We look forward to sharing our progress.”

The operating information included in this press release is preliminary and subject to change. The Company is in the process of finalizing its financial results for the fourth quarter and fiscal year ended January 4, 2009, including determining the amount of the non-cash goodwill impairment charge that it will record in the fourth quarter, as well as assessing the impact of its August 2009 debt maturities and the success of its refinancing initiatives on its financial statements in light of the current conditions in the capital markets. The Company expects to release fourth quarter and fiscal year 2008 financial information in conjunction with the conference call referenced below.

Fourth Quarter and Fiscal Year 2008 Financial Results Web Cast and Conference Call

Blockbuster will provide business updates and a more detailed review of its fourth quarter and fiscal year ended January 4, 2009 financial metrics during its financial results conference call on March 19, 2009 at 4:30 p.m. Eastern Time (ET). Investors and analysts may join the conference call by dialing 800-374-0113. International callers may join the teleconference by dialing 706-758-9607 with the same confirmation code. A replay will be available beginning two hours after the conclusion of the call and will be available until midnight ET on Thursday, March 19, 2009. The replay number is 800-642-1687. International callers interested in listening to the replay should dial 706-645-9291. Finally, a live web cast (voice only) of the conference call will be accessible from the Investor section of the Company’s web site at http://investor.blockbuster.com. Following the live web cast, an archived version will be available on Blockbuster’s web site. Further details regarding the Company’s results may be found in its upcoming Form 10-K for the year ended January 4, 2009 or other filings from time to time with the Securities and Exchange Commission.

—more—

Forward Looking Statement

This press release contains “forward looking statements” – that is, statements related to future, not past, events. In this context, forward looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “intend,” “plan,” “believe,” “seek,” or “will.” Forward looking statements by their nature address matters that are, to different degrees, uncertain. For us, our most immediate concern relates to resolving our August 2009 debt maturities. Our revolving credit facility and Term A loan mature in August 2009, and the amounts we can borrow under our revolving credit facility prior to maturity will be reduced pursuant to the terms of our credit agreement. If we are unable to refinance our credit facility or obtain other financing, then we will be required to fund our business and operations without outside capital. There can be no assurance that we will be able to obtain adequate financing on acceptable terms or at all, and there is no guarantee that we will be able to fund our business without outside capital. If we are required to fund our business without outside capital, we will have to significantly reduce our spending and defer growth initiatives. These changes may impede our ability to execute our operational strategies and goals. There can also be no assurance that our independent public accountants will issue an unqualified opinion in connection with review of our fiscal 2008 financial statements. Other uncertainties that could adversely or positively affect our future results include, among others, from time to time: (1) the continued volatility and further deterioration of the capital markets and given such conditions, our ability to secure an amendment to our existing debt agreements or to obtain alternative financing or acceptable terms, if at all; (2) uncertainty surrounding capital and credit markets and any resulting difficulty we may experience in obtaining financing or funding normal operations could cause some of our trade creditors to impose less favorable terms; (3) consumer appeal of our existing and planned product and service offerings, and the related impact of competitor pricing and product and service offerings; (4) overall entertainment industry performance and the accuracy of our estimates and judgments regarding trends impacting the entertainment industry, particularly the home video segment; (5) our ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (6) the variability in consumer appeal of the movie titles and games software released for rental and sale and the timing of such releases; (7) our ability to anticipate and respond to changing consumer preferences for entertainment, including with respect to new technologies and alternative methods of content delivery, and to effectively adjust our offerings if and as necessary; (8) the sustained decrease in the market price of our common stock; (9) regional, national and global conditions existing from time to time, including those of an economic, business and competitive nature; and (10) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended January 6, 2008 and under the heading “Disclosure Regarding Forward-Looking Information” in our quarterly report on Form 10-Q for the quarter ended October 5, 2008. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These uncertainties may cause our actual future results to be materially different than those expressed in our forward looking statements. We do not undertake to update our forward looking statements.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of in-home movie and game entertainment, with more than 7,400 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed at www.blockbuster.com.

Press Contacts:	Investor Relations Contact:
Karen Raskopf	Kellie Nugent
Senior Vice President, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4442
OR	kellie.nugent@blockbuster.com
Randy Hargrove
Senior Director, Corporate Communications
(214) 854-3190

# # #